Exhibit 23.1

                          BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW

   SOUTH BAY OFFICE                                            KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                  kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902

TELEPHONE: 619.475.7882                                     ADDITIONAL SAN DIEGO
FACSIMILE: 619.789.6262                                            OFFICES
     TELEPHONE:    619.475.7882
     FACSIMILE:       619.789.6262

                                  June 7, 2007

Mr. Eugene A. Hill, President
Ads In Motion, Inc.
8624 Golden Ridge Road
Lakeside,  CA  92040

Re: Consent to Use Legal Opinion in Form SB-2
    Registration Statement - Ads In Motion, Inc.

Dear Mr. Hill:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                             Regards,

                                             BATCHER ZARCONE & BAKER, LLP


                                             /s/ Karen A. Batcher, Esq.
                                             -----------------------------


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